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From: SANFORD TELLER COMMUNICATIONS
      1365 York Avenue
      New York, New York 10021
      (212) 717-0332

For:  MORTON'S RESTAURANT GROUP, INC.                FOR IMMEDIATE RELEASE
      325 North LaSalle Street                       ---------------------
      Chicago, Illinois 60610
      (312) 923-0030
      www.mortons.com
                                                            March 10, 2006


Contact:  RONALD M. DINELLA, SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER,
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          MORTON'S RESTAURANT GROUP, INC.
          -------------------------------

              MORTON'S RESTAURANT GROUP, INC. ANNOUNCES EXERCISE OF
                              OVER-ALLOTMENT OPTION

Chicago, IL. March 10, 2006... Morton's Restaurant Group, Inc. (NYSE:MRT) today announced that Wachovia Capital Markets, LLC, as representative of the several underwriters of the Company's recent initial public offering, exercised the underwriters' over-allotment option to purchase, at $17.00, 801,950 additional shares of common stock, par value $0.01 per share, resulting in additional net proceeds (after deducting underwriting discounts and commissions) to the Company of approximately $12,678,830.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission on February 8, 2006.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

ABOUT THE COMPANY


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Morton's  Restaurant  Group,  Inc. is the world's  largest owner and operator of company-owned upscale steakhouse restaurants. Morton's Steakhouses have remained true to our founders' original vision of combining generous portions of high quality food prepared to exacting standards with exceptional service in an enjoyable dining environment.

As of January 1, 2006, the Company owned and operated 69 Morton's Steakhouses located in 60 cities across 28 states and four international locations (Toronto, Vancouver, Singapore and Hong Kong) and 4 Bertolini's Authentic Trattoria restaurants.

FORWARD-LOOKING  STATEMENTS

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED IN THIS NEWS RELEASE, THE MATTERS ADDRESSED ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES, INCLUDING, BUT NOT LIMITED TO, RISKS OF THE RESTAURANT INDUSTRY, INCLUDING A HIGHLY COMPETITIVE INDUSTRY WITH MANY WELL-ESTABLISHED COMPETITORS WITH GREATER FINANCIAL AND OTHER RESOURCES THAN THE COMPANY, THE IMPACT OF CHANGES IN CONSUMER TASTES, LOCAL, REGIONAL AND NATIONAL ECONOMIC AND MARKET CONDITIONS, RESTAURANT PROFITABILITY LEVELS, EXPANSION PLANS, DEMOGRAPHIC TRENDS, TRAFFIC PATTERNS, EMPLOYEE AVAILABILITY, BENEFITS AND COST INCREASES, PRODUCT SAFETY AND AVAILABILITY, GOVERNMENT REGULATION, THE COMPANY'S ABILITY TO MAINTAIN ADEQUATE FINANCING FACILITIES AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE COMPANY'S REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. YOU SHOULD BE AWARE THAT THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION.

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